Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ron B. Hill and John A. Goodman with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-195212) (the “Registration Statement”), to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file such registration statements with the Securities and Exchange Commission (the “SEC”), together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title	Date

/s/ J. Samuel Crowley J. Samuel Crowley	Director	June 19, 2014

/s/ Steven L. Elfman Steven L. Elfman	Director	June 19, 2014